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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Joint Registration Statement on Form S-3 (File No. 333-29671 and 333-29671-01) and the Joint Registration Statement on Form S-4 (File No. 333-39875 and 333-39875-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our report dated September 17, 1997 on the combined financial statements of the Crow Family Hotel Partnerships (and to all references to our Firm), which are included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated December 10, 1997.



                                                /s/ Arthur Andersen LLP

Dallas, Texas
December 5, 1997